Filed Pursuant to Rule 424(i)
Registration No. 333-263448

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDING DECEMBER 31, 2025
(to Prospectus dated April 30, 2025, or as supplemented since that date)

Teucrium Soybean Fund (the “Fund”)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1993, as amended (the “Securities Act”) sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2025. The calculation of the registration fee is included in an exhibit hereto.